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                                                               EXHIBIT 10.08.01


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                    LOCAL PROGRAMMING AND MARKETING AGREEMENT
                                      WITH
                           OPTION TO PURCHASE STATION


         This Local Programming and Marketing Agreement with Option to Purchase Station (the "Agreement"), dated as of August 13, 1999, is entered into by and between CONCORD MEDIA GROUP, INC. ("Licensee"), and RADIO 1210, INC. ("Programmer").

         WHEREAS, Licensee is the owner of certain assets relating to radio station KCBQ(AM), San Diego, California (the "Station") and holds all of the licenses and authorizations issued by the FCC for the operation of the Station;

         WHEREAS, the Station's transmission facilities are located on real property (the "Current Site") leased to Licensee pursuant to a lease agreement expiring approximately on ___________, 200__, and Licensee has been informed that the Station will not be able continue to use the Current Site following the expiration of the lease;

         WHEREAS, Programmer desires to purchase substantially all of the assets of the Station, including, without limitation, the licenses and authorizations issued by the FCC for the operation of the Station, and Seller is willing to convey such assets to Buyer;

         WHEREAS, Programmer does not want enter into any agreement to purchase the Station unless and until it has secured an interest in real property ("New Site") which can serve as an adequate replacement for the Current Site, including any federal, state and local government approvals required for the New Site,

         WHEREAS, in accordance with procedures and policies approved by FCC, the Programmer desires to avail itself of Station's broadcast time for the presentation of a programming service, including the sale of program and advertising time in contemplation of the potential sale of the Station to Programmer;

         WHEREAS, in accordance with procedures and policies approved by the FCC, Licensee desires to provide to Programmer the Station's broadcast time for the presentation of a programming service, including the sale of program and advertising time in contemplation of the potential sale of the Station to Programmer;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

         1. PURCHASE OF AIR TIME AND BROADCAST OF THE PROGRAMMING. Subject to the provisions of Section 4 hereof, Licensee agrees to make the broadcasting transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer's programs (the "Programming") for up to 24 hours a day, seven days a week, except for the broadcast of Licensee's public service programming as provided in Section 10.1 of

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this Agreement ("Licensee Programming"). The facilities and the transmitting equipment of Licensee relating to the Station, including any equipment owned by Licensee not currently in service, reasonably shall be made available to the Programmer for its use during the term of this Agreement.

         2. CONSIDERATION. The terms and conditions of payment ("Consideration") to Licensee for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.

         3. TERM.

                  3.1 COMMENCEMENT/TERMINATION DATE.

                  3.1.1. This Agreement shall commence and be effective at 12:01 a.m. Pacific time on SEPTEMBER 1, 1999 (the "Commencement Date").

                  3.1.2. Except as otherwise provided in this Agreement, the term of this Agreement shall end at 11:59 p.m. Pacific time on the date ("Original Termination Date") being later to occur of:

                           (a) The earlier to occur of (i) nine (9) months from
the Commencement Date or (ii) sixty (60) days after Licensee's receipt of written notice from Programmer; or

                           (b) In the event the Option Right, as set forth in
Section 21 hereof, is exercised, then the termination or consummation of the transactions contemplated by the Asset Purchase Agreement described in Section 21 hereof.

                  3.1.3. Programmer shall have the right to extend the term of this Agreement (including the provisions of Section 21 hereof) to a date ("Extended Termination Date") being six (6) months from its receipt of written notice from Licensee if, prior to the Original Termination Date, Programmer shall have (i) entered into an agreement to acquire a suitable New Site, (ii) filed applications for approvals of any required federal, state and local governmental authorities having jurisdiction over the New Site as may be necessary for the New Site to serve as a transmitter site for the Station, and
(iii) taken all commercially reasonable steps necessary to prosecute such filings with diligence to the end that such approvals may be obtained as soon as practicable. As used in this Agreement, the term "Termination Date" shall mean and refer to the later to occur of the Original Termination Date and the Extended Termination Date.

                  3.2 TERMINATION BY FCC. In the event that either party receives formal or constructive notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, either party shall have the right to terminate this Agreement (except to the extent the provisions of Section 21 shall survive as provided therein) immediately by written notice to the other party.


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         4. THE PROGRAMMING. The Programmer shall furnish programming to
Licensee for up to 24 hours a day, seven days a week, except for the broadcast of Licensee's Programming. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to applicable FCC rules and regulations and subject further to the requirement that Programming will serve the public interest. Throughout the term of this Agreement Programmer shall provide sufficient programming at least to meet the minimum operational requirements for AM broadcast Stations as provided by Section 73.1740 of the FCC's Rules and Regulations. 47 C.F.R. ss. 73.1740. At the date of this Agreement, that minimum requires at least eight (8) hours of programming between the hours of 6:00 a.m. and 6:00 p.m., local time; and at least four (4) hours of programming between the hours of 6:00 p.m. and midnight.

                  4.1. LICENSEE'S PROGRAMMING. Licensee shall be entitled to provide and broadcast four (4) hours per week of programming on the Station, including public affairs programming to address the issues and problems of San Diego, California, and the surrounding service area. Any programming broadcast by Licensee pursuant to this Section, including public affairs programming, shall be broadcast between 2:00 a.m. and 4:00 a.m. on Sunday, or between 12:00 a.m. and 4:00 a.m. on Monday. Nothing herein shall be interpreted or construed to restrict to the hours set forth in this subsection the Licensee's general authority over programming under this Agreement. In all such cases, Licensee will use its best commercially reasonable efforts to give Programmer reasonable advance notice of its intention to broadcast pursuant to this section and, in the event of such broadcasts, Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Licensee.

         5. STATION FACILITIES.

                  5.1 OPERATION OF STATION. Throughout the term of this Agreement, Licensee shall make the Station available to the Programmer as provided in this Agreement, except for Licensee's Programming and downtime occasioned by routine maintenance which will be performed between the hours of 12 midnight and 6:00 a.m. Except for maintenance work and other improvements to the Station or the Station's equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power, except such emergency maintenance as is required to maintain compliance with the Station's license or FCC regulations, rules or policies, shall be scheduled upon at least 48 hours prior notice with the agreement of the Programmer, which agreement shall not be unreasonably delayed or withheld.

                  5.2 INTERRUPTION OF NORMAL OPERATIONS. Except for maintenance work and other improvements to the Station or the Station's equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Programmer shall immediately notify Licensee, and Licensee shall undertake such repairs as reasonably necessary to restore the fulltime operation of the Station with its maximum authorized facilities (i.e. as set forth on its license) as quickly as reasonably practicable. Except as may be the direct result of any act, omission or action of Programmer, if the Station is


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incapable of operating with its maximum authorized facilities, Licensee shall pay Programmer a prorated share of the Consideration proportionate to the amount of time the Station was so impaired as follows: (a) if the effective radiated power ("ERP") of the Station is 50% or less of the maximum ERP as set forth on the Station's license, the Consideration will be abated (i) 100% for each daytime daypart, or (ii) 50% for each nighttime daypart, or any portion thereof; the Station so operates; and, (b) if the ERP of the Station is 90% to 51% of the maximum ERP as set forth on the Station's license, the Consideration will be abated (i) in proportion to the percentage loss in ERP, for each daytime daypart, or (ii) one half of the percentage loss in ERP for each nighttime daypart, or any portion thereof, the Station so operates; and, (c) if the ERP of the Station is 91% or more of the maximum ERP as set forth on the Station's license, the Consideration will not be abated. For the purposes of this provision, the term "daytime daypart" shall mean between 7:00 AM and 7:00 PM, local time, and the term "nighttime daypart" shall mean all other hours. If the required repairs necessary to return the Station to operation with its full authorized maximum facilities are not made within seven (7) days, the Programmer may terminate this Agreement (except to the extent the obligation of Section 21 shall survive as provided therein) upon 10 days notice to Licensee, any other provision of this Agreement notwithstanding; provided, however, in the event (x) the required repairs cannot reasonably be completed with seven (7) days, (y) Licensee has commenced the required repairs within seven (7) days, and (z) Licensee is diligently proceeding to effectuate said required repairs, Programmer may not terminate this Agreement pursuant to this Section 5.

         6. HANDLING OF MAIL. The Programmer shall provide to Licensee the original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Licensee to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Licensee).

         7. PROGRAMMING AND OPERATIONS STANDARDS. All programs supplied by the Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in
Schedule 7. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and Station policies. If, in the reasonable judgment of Licensee or the Station's General Manager, any portion of the Programming presented by the Programmer does not meet such standards, Licensee may suspend or cancel any such portion of the Programming.

         8. RESPONSIBILITY FOR EMPLOYEES AND RELATED EXPENSES.

                  8.1 PROGRAMMER EMPLOYEES. The Programmer shall furnish (or cause to be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs and benefits for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the


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salaries or other costs associated with any employees of Station that Licensee may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

                  8.2 LICENSEE EMPLOYEES. Licensee will provide and have responsibility for the Station personnel necessary for compliance with the requirements of Licensee as set forth by the FCC, and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties agree and acknowledge that Licensee's continued control of the Station is an essential element of the continuing validity and legality of this Agreement. Accordingly, the Manager of the Station shall be employed and paid by Licensee, report solely to, and be accountable solely to, Licensee and shall direct, subject to Licensee's exclusive oversight and control, the day-to-day operations of the Station. Licensee shall employ and pay such other full-time personnel, or equivalent thereof (not less than one), as Licensee determines may be necessary to fulfill its obligations as a licensee under the Communications Act and the rules and regulations of the FCC.

                  8.3 EMPLOYEE OVERSIGHT. Whenever on the Station's premises, all personnel shall be subject to the supervision and the direction of the Station's General Manager and/or the Station's Chief Operator.

         9. ADVERTISING AND PROGRAMMING REVENUES. During the Programming it delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion, reasonably exercised, to deal as it deems reasonably appropriate with all advertising and programming accounts relating to advertising and programming sold by it; provided, however, the Programmer shall deal with political candidate and supporter advertising as required by law and provide Licensee with requisite documentation for the Station's public file. Programmer shall prepare and supply to Licensee a Political Advertising Disclosure Statement setting forth the manner in which Programmer sells program and spot time and informing political advertisers of their rights and obligations. The Political Advertising Disclosure Statement shall be subject to the approval of Licensee, which approval shall not unreasonably be withheld.

         10. OPERATION OF THE STATION.

                  10.1 VERIFICATION OF LICENSEE'S CONTROL AND RIGHTS OF LICENSEE. Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority and power over the operation of the Station during the period of this Agreement. Licensee shall provide and pay for Licensee's employees, who shall report and be accountable solely to Licensee, shall be responsible for the direction of the day-to-day operation of the Station, and shall oversee the Station's studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station's studio transmitter link. Licensee shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to reasonably accept or reject any programming or advertisements which Licensee deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast


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a program deemed by Licensee to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of California, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Licensee agrees that it shall carry its own public service programming at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Licensee shall at all times be solely responsible for meeting all of the FCC's requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Licensee verifies that it shall maintain the ultimate control over the Station's facilities, including control over the finances with respect to its operation of the Station, over the personnel operating the Station, and over the programming to be broadcast by the Station.

                  10.2. VERIFICATION BY PROGRAMMER AND OBLIGATIONS OF PROGRAMMER. The Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station's community to assist Licensee in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Licensee within twenty-four (24) hours of receipt by Programmer, any correspondence from the FCC regarding the Station or letter from a member of the general public addressing Station programming or documentation which comes into its custody which is required to be included in the Station's public file or which is reasonably requested by Licensee. The Programmer shall furnish within the Programming on behalf of Licensee all station identification announcements required by the FCC rules, and shall, upon request by Licensee, provide monthly documentation with respect to such of the Programmer's programs which are responsive to the public needs and interests of the area served by the Station in order to assist Licensee in the preparation of any required programming reports. Programmer also will provide upon request other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer shall cause the Station to transmit any required tests or announcements of the Emergency Alert System at such times as are required by FCC rule. Programmer shall maintain and deliver to Licensee copies of all operating and programming information, including without limitation EBS or EAS announcements and station operating logs, as necessary to maintain the records required to be kept by the FCC's rules or policies.

         11. STATION CALL LETTERS.

                  11.1. CALL SIGNS. So long as it is the licensee of the Station, Licensee will retain all rights to the call letters KCBQ(AM) (the "Call Letters"). Programmer is specifically authorized to use the Call Letters in Programmer's Programming and, subject to the conditions and provisions of
Section 7.2, in any promotional material in any media used in connection with the Programming. Licensee will not seek or acquiesce in a change of call letters for the Station without Programmer's consent. Programmer shall submit to Licensee any promotional material which will identify the Station by call letters or frequency for approval by Licensee at least two (2)


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days prior to use of such promotional material by Programmer. Licensee shall have the right to approve or reject such promotional material, such approval to not be unreasonably withheld or delayed. All documentary materials used by Programmer containing the call letters of the Station, including stationery, bills, rate cards, etc., shall contain a notation that Licensee holds the license for operation of the Station. Moreover, to avoid the potential for public confusion regarding the ownership of the Station, the telephones at the Station will be answered with the Station's call letters, rather than the name of either Programmer or Licensee.

                  11.2. CALL SIGN PROMOTION AND/OR CHANGE. The call letters for the Station shall not be changed without the prior written consent of Licensee. Licensee will use its best efforts to assist Programmer in the promotion and use of the call letters chosen by Programmer in connection with the broadcast of the Programming on the Station. Except as provided in Section 21 hereof, during the life of this Agreement, Programmer shall have no property right or interest in the Call Letters. Should Licensee consent to a change of the call sign for the Station, then Licensee shall have no property right or interest in such new call letters and will release to Programmer any such call letters upon termination of this Agreement. Licensee will provide to Programmer such reasonable assistance as Programmer may request (at no cost or penalty to Licensee) to protect Programmer's rights in such "new" call letters, and Licensee will not then replace the call letters with any that are similar to any "new" call sign chosen by Programmer. Subject to Licensee's prior consent to a call sign change, Licensee, in good faith, will reasonably assist and cooperate with Programmer to allow and effectuate (i) one or more changes of the call sign for the Station requested by Programmer, or (ii) the filing of any application with the FCC and/or the Federal Aviation Administration to modify or improve the authorized facilities for the Station. During the term of this Agreement, Programmer shall reimburse Licensee for any reasonable costs and expenses incurred by Licensee in connection with any call sign change or facilities modification application that is requested by Programmer. Programmer shall pay all costs and filing fees associated with any change in Station call letters requested by Programmer.

         12. SPECIAL EVENTS. Licensee shall have the right, in its reasonable discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Licensee will use its best, commercially reasonable, efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Licensee.

         13. RIGHT TO USE THE PROGRAMMING. The right to use the Programming produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement.

         14. PAYOLA. The Programmer will provide to Licensee in advance of broadcast any information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Licensee by the


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Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

         15. COMPLIANCE WITH LAW. The Programmer will comply in all material respects with all laws and regulations applicable to the broadcast of programming by the Station.

         16. INDEMNIFICATION. Each party hereto shall indemnify and hold the other, its officers, directors, stockholders, partners, affiliates and employees harmless from and against any and all claims, damages, liability, forfeitures, costs and expenses, including reasonable attorneys' fees, arising out of: (i) any breach or non-performance by said party of any of its representations, warranties, covenants or agreements set forth in this Agreement; (ii) any libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights; and (iii) any violations of the Communications Act of 1934 or FCC rules resulting from said party's operation of the Station or its programming broadcast thereon.

         17. EVENTS OF DEFAULT; CURE PERIODS AND REMEDIES.

                  17.1 EVENTS OF DEFAULT. The following shall constitute Events of Default under this Agreement:

                  17.1.1 NON-PAYMENT. The Programmer's failure to pay the Consideration within ten (10) days after written notice of a failure to pay said amount when due.

                  17.1.2 DEFAULT IN COVENANTS OR ADVERSE LEGAL ACTION. The default by either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

                  17.1.3 BREACH OF REPRESENTATION. If any material representation or warranty made by either party in this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation


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or breach of warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

                  17.2 TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement (except to the extent the provisions of Section 21 shall survive as provided therein), provided that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Licensee up to the date of termination which have not been paid, less any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Licensee shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities and Licensee shall not be required to return any portion of the Consideration, provided that Licensee agrees, for a period of time not to exceed ninety (90) days, to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination. Licensee shall retain all revenue for programming, spots, announcements, or features broadcast on the Station after the termination of this Agreement pursuant to this Section 17.2. If Licensee has defaulted in the performance of its obligations, Programmer shall be entitled to cure the default of Licensee, at Licensee's sole cost for actual, reasonable costs and expenses incurred by Programmer relating to the cure of Licensee's default, and shall be entitled to deduct the cost of said cure from any Consideration which is or may become due; provided, however, that in the event Programmer shall elect to terminate this Agreement, all Consideration paid to Licensee which relates to periods after termination shall immediately become due and payable by Licensee to Programmer.

                  17.3 LIABILITIES UPON TERMINATION. The Programmer shall be responsible for all of its liabilities, debts and obligations accrued from the purchase of broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state, and local tax liabilities associated with Programmer's payments to Licensee as provided for herein, or for any other obligations or liabilities of Licensee or the Station unless specifically assumed by the Programmer under this Agreement. Upon termination, the Programmer shall return to Licensee any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Licensee for any property of Licensee which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Licensee, shall remain the property of the Programmer. Provided Programmer is not in default hereof, in the event this Agreement shall terminate as set forth in Section 3.2, Licensee shall pay Programmer a prorated share of the Consideration that is paid in advance to Licensee by Programmer.

         18. OPTION TO TERMINATE. The Programmer shall have the right, at its option, to terminate this Agreement (except to the extent the provisions of Section 21 shall survive as provided therein) at any time if Licensee preempts or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the


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Station in any seven consecutive days. The Programmer shall give Licensee five
(5) days advance written notice of such termination. Each party shall have the right, at its option, to terminate this Agreement upon termination of the Asset Purchase Agreement described in Section 21.

         19. TERMINATION UPON ORDER OF JUDICIAL OR GOVERNMENTAL AUTHORITY.

                  19.1 CONDUCT OF THE PARTIES. If any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party reasonably shall cooperate with the party seeking relief from such order and each party shall be responsible for legal fees it has incurred in such proceedings). Notwithstanding the foregoing:

                           19.1.1 OF LICENSEE. Subject to Section 16, Licensee
is responsible for all costs of defending the license of the Station to the extent any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by Programmer, as a result of the conduct or programming of Licensee, or its employees or agents (excluding Programmer).

                           19.1.1 OF PROGRAMMER. Subject to Section 16,
Programmer is responsible for all costs of defending the license of the Station to the extent any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by Programmer, as a result of the conduct or programming of Programmer or its employees or agents (excluding Licensee).

                  19.2 EXISTENCE OF THE LMA. If the FCC designates the renewal application of the Station for a hearing as a consequence of the existence of this Agreement per se or for any reason other than as a result of the conduct or programming of Programmer, Licensee, subject to Section 16, shall be responsible for its expenses incurred as a consequence of the FCC proceeding; provided, however, that the Programmer shall cooperate and comply with any reasonable request of Licensee to assemble and provide to the FCC information relating to the Programmer's performance under this Agreement. Upon termination following such governmental order(s),


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Licensee shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding. Licensee shall retain all revenue for programming, spots, announcements, or features broadcast on the Station after the termination of this Agreement pursuant to such governmental order(s).

         20. REPRESENTATIONS AND WARRANTIES.

                  20.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each of Licensee and the Programmer represents to the other that (a) it is, or as of the Commencement Date will be, an entity legally qualified and in good standing in all applicable jurisdictions and is or, as of the Commencement Date will be, qualified to do business and in good standing with the State of California (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary corporate and partnership action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally; (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound, or does not constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Programmer or Licensee, or violate any law, regulation, judgment or order binding upon Programmer or Licensee; (e) no consent of any other party, and no consent, license, approval or authorization of, or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority is required in connection with the execution, delivery, validity or enforceability of this Agreement; and (f) No proceeding is pending against Programmer or Licensee, or, to the knowledge of Programmer or Licensee, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. Programmer represents that except for Gary Stevens & Co., it has not engaged a media broker in connection with this Agreement; Licensee represents that it has not engaged a media broker in connection with this Agreement and Programmer and Licensee each agrees to indemnify the other and hold the other harmless against any claim any media broker or finder based upon any agreement, arrangement, or understanding alleged to have been made by Programmer or by Licensee, as the case may be.

                  20.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE. Licensee makes the following additional representations, warranties and covenants:

                           20.2.1 AUTHORIZATIONS. Licensee owns and holds all
licenses and other permits and authorizations necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be in full force and effect for the entire term, unimpaired by any acts or omissions of Licensee, its principals, employees or agents. There is not now pending or, to Licensee's best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and,


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to Licensee's best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such license, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted. Licensee has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. Licensee is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have an adverse effect on Licensee or its assets or on its ability to perform this Agreement.

                           20.2.2 FILINGS. All material reports and applications
required to be filed with the FCC or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files. Upon request by Licensee, Programmer shall provide in a timely manner any such information or documents in its possession which will enable Licensee to prepare, file or maintain the records and reports required by the FCC.

                           20.2.3 FACILITIES. Subject to the terms hereof, the
Station's facilities will be maintained at the expense of Licensee and will comply and be operated, in all material respects, in accordance with the maximum facilities permitted by the FCC authorizations for the Station and with good engineering standards necessary to deliver a high quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act of 1934 and the rules, regulations, policies and procedures of the FCC promulgated thereunder). All capital expenditures reasonably required to maintain the quality of the Station's signal shall be made promptly at the expense of Licensee, subject to prompt reimbursement by Programmer of such expenditures if they are undertaken in furtherance of the improved or continued delivery of Programmer's Programming over the Station and Programmer has consented to such reimbursement in advance, which consent shall not be unreasonably withheld or delayed.

                           20.2.4 TITLE TO PROPERTIES. Licensee has, and will
throughout the term hereof maintain, good and marketable title to all of the assets and properties including, without limitation, real property, used in the operation of the Station, free and clear of any liens, claims or security interests that would affect adversely Licensee's performance hereunder or the business and operations of Programmer permitted hereby. Except in the ordinary course of business of the Station consistent with past practices, Licensee will not dispose of, transfer, assign or pledge any such asset, except with the prior written consent of Programmer, if such action would affect adversely Licensee's performance hereunder or the business and operations of Programmer permitted hereby.

                           20.2.5 PAYMENT OF OBLIGATIONS. Licensee shall pay in
a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments


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attributable to the operations of the Station, as they come due from and after the effective date of this Agreement, to the extent failure to do so will affect Programmer's rights under this Agreement.

                           20.2.6 INSURANCE. Licensee will maintain in full
force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law or consistent with past practice of the Station. Except as otherwise permitted by the Purchase Agreement, any insurance proceeds received by Licensee in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement.

                  20.3. PROGRAMMER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

                           20.3.1 COMPLIANCE WITH 47 C.F.R. SEC.
73.3555(A)(2)(II). Programmer hereby verifies that this Agreement complies with the FCC's restrictions on local and national multiple station ownership set out in Section 73.3555(a)(1) and (e)(1) of the FCC Rules.

                           20.3.2 COMPLIANCE WITH APPLICABLE LAW. Programmer's
performance of its obligations under the Agreement and its furnishing of Programming will be in compliance with, and will not violate, any applicable laws or any applicable rules, regulations, or orders of the FCC or any other governmental agency.

                           20.3.3 FCC QUALIFICATIONS. Programmer has no
knowledge after due inquiry of any facts concerning Programmer or any other person with an attributable interest in Programmer (as such term is defined under the Rules and Regulations of the FCC) which, under present law (including the Communications Act of 1934, as amended ("the Act")) and the Rules and Regulations of the FCC, would disqualify Programmer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Station upon consummation of the transactions contemplated by this Agreement; or raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Programmer's qualifications.

                           20.3.4 COMPLIANCE WITH COPYRIGHT ACT. Programmer
represents and warrants that Programmer has full authority to broadcast its programming on the Station and the Programmer shall not broadcast any material in violation of any law, rule, regulation or the Copyright Act. Programmer acknowledges that it is solely responsible for payment of any public performance music license fees or royalties for music contained in the Programming, spots, announcements, features or any other programming of Programmer including, without limitation, fees payable to ASCAP, BMI and/or SESAC.

         21. OPTION RIGHT FOR THE STATION.

                  21.1 OPTION RIGHT. At any time prior to the Termination Date, and provided Programmer is not in default under this Agreement, Programmer shall have the right (the "Option


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Right") to purchase the Station pursuant to the Asset Purchase Agreement attached hereto as Exhibit "A" (the "Asset Purchase Agreement").

                  21.2 EXERCISE OF OPTION RIGHT. The Option Right may only be exercised by the Programmer's delivery to the Licensee prior to the Termination Date of written notice of exercise of the Option Right (in either case, the "Exercise Notice"). The Exercise Notice shall state that the Option Right is exercised without condition or qualification other than (i) the receipt of any required approval of the FCC for the assignment of the Station's FCC licenses pursuant hereto, and (ii) the satisfaction of all conditions set forth in the Asset Purchase Agreement. Within five (5) business days following delivery of the Exercise Notice, Licensee shall deliver the Asset Purchase Agreement duly executed by Licensee to Programmer.

                  21.3 SURVIVAL OF OPTION RIGHT UPON TERMINATION OF PROGRAMMING ARRANGEMENT. In the event Programmer's right to program the Station under this Agreement is terminated for any reason other than the fault or default of Programmer, Programmer may, within thirty (30) days following such termination, give notice, pursuant to Section 21.2 hereof, of its intention to purchase the assets of the Station on the terms and conditions set forth in the Asset Purchase Agreement. In the event Programmer does not give such notice within such thirty (30) day period, the Option Right shall terminate.

                  21.4 LICENSEE'S WARRANTIES. Licensee warrants and represents to Programmer that:

                           (a) At Closing (as defined in the Asset Purchase
Agreement) Licensee will have, good, marketable and indefeasible title to and full power of disposition over the Sale Assets (as defined in the Asset Purchase Agreement), and the full right to sell and transfer to Programmer all of the Sale Assets without the requirement of obtaining the consent or approval of any other person, entity, agency or authority except the FCC.

                           (b) Except for any liens created by the recording of
this Agreement, the Sale Assets will be free of all liens, claims, debts or other encumbrances at Closing.

                  21.5 LICENSEE'S COVENANTS. Licensee covenants that, commencing on the Commencement Date hereof and continuing through the Termination Date, the Station shall be operated in accordance with the covenants set forth in Section
5.1 of the Asset Purchase Agreement, which covenants are incorporated herein by reference.

         22. MODIFICATION AND WAIVER. No modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

         23. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of Licensee or the Programmer in exercising any right or power under this Agreement shall operate as a waiver


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thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

         24. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of California. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force.

         25. HEADINGS. The headings contained in this Agreement are included for convenience only and shall not in any way alter the meaning of any provision.

         26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that Programmer may assign its rights and obligations, or any of them, to an entity controlled by or under common control with Programmer without the prior written consent of Licensee.

         27. COUNTERPART SIGNATURES. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

         28. NOTICES. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered by a nationally recognized overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

         If to Licensee, to:

                           Concord Media Group, Inc.
                           11521 Infields Drive
                           Odessa, FL 33556
                           Attn:  Mark Jorgensen
                           Telephone: (813) 926-9260
                           Facsimile: (813) 926-9001


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         Copy to:

                           Mr. Lee Shubert, Esq.
                           Rosenman & Colin LLP
                           805 15th Street, N.W.
                           9th Floor
                           Washington, DC 20005-2202
                           Telephone: 202-216-4695
                           Facsimile: 202-216-4700

         If to the Programmer, to:

                           c/o Salem Communications Corporation
                           4880 Santa Rosa Road, Suite 300
                           Camarillo, California  93012
                           Telephone: (805) 987-0400
                           Facsimile No.: (805) 384-4505
                           Attention: Jonathan L. Block, Esq.
                                      Corporate Counsel

                  28.1. ALTERNATE ADDRESSEES. Notice, as provided by this Section, may be given to any other person or party, as any party hereto may in the future designate in writing, upon due notice to the other party(ies).

                  28.2. DATE OF NOTICE, ACTION. The date of delivery by hand, or the postal receipt for deposit with the U.S. Mail or courier service specified herein shall establish the date of such notification or communication. If any notification, communication or action is required or permitted to be given or taken within a certain period of time and the last date for doing so falls on a Saturday, Sunday, a federal legal holiday or legal holiday by law in the State of California, the last day for such notification, communication or action shall be extended to the first date thereafter which is not a Saturday, Sunday or such legal holiday.

         29. EXPENSES; ATTORNEY'S FEES. In the event any action is filed with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all its actual costs and expenses incurred in connection with the action, including without limitation reasonable attorney's fees.

         30. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

         31. SPECIFIC PERFORMANCE. Licensee acknowledges that the Station is of a special, unique, and extraordinary character, and that any breach of this Agreement by Licensee could not be compensated for by damages. Accordingly, if Licensee shall breach its obligations under this Agreement, Programmer shall be entitled, in addition to any of the remedies that it may have, to


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enforcement of this Agreement (subject to obtaining any required approval of the
FCC) by decree of specific performance or injunctive relief requiring Licensee to fulfill its obligations under this Agreement. In any action by Programmer to equitably enforce the provisions of this Agreement, Licensee shall waive the defense that there is an adequate remedy at law or equity and agrees that Programmer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

         32. BROKERAGE FEES. Any and all commissions, fees, costs, and expenses and related amounts due Gary Stevens & Co. and any other broker, agent, finder or other similarly situated party arising out of the transactions set forth in this Agreement and the Asset Purchase Agreement, shall be paid and borne exclusively by Programmer.

         33. TIME OF THE ESSENCE. Time is of the essence with respect to all rights and obligations of this Agreement.

         34. RESOLUTION OF CLAIMS AND DISPUTES. Regardless of the place of execution, this Agreement shall be deemed to be a contract made in San Diego, California and shall be interpreted as a contract to be performed wholly in the State of California. The law of the State of California shall be applied without regard to the principles of conflicts of laws. Each party expressly waives any presumption or rule, if any, which requires this Agreement and/or any other Agreement to be construed against the drafting party. Any claims or disputes arising out of or relating to this Agreement shall be resolved only by mediation or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by arbitration in accordance with the Rules of Procedure for Commercial Arbitration of the American Arbitration Association and any award therefrom shall be rendered by the arbitrators as a judgment in any trial court having jurisdiction in the city of San Diego, California, or of any other court having competent jurisdiction.

         35. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Licensee or Programmer in exercising any right or power hereunder shall operate as a waiver thereof, nor any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Programmer herein provided are cumulative and are not exclusive of any rights or remedies which they may otherwise have.

         36. CONFIDENTIALITY. Subject to the requirements of applicable law, Programmer and Licensee shall each keep confidential all information obtained by it with respect to the other parties hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, no party will be required to keep confidential or return any information which: (i) is known or available through other lawful sources, not known to the disclosing party to be bound by a confidentiality agreement with the disclosing party; (ii) is or becomes publicly known through no fault of the receiving party or its agents; (iii) is


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required to be disclosed pursuant to a valid order of a judicial or governmental authority (provided the disclosing party is given reasonable prior notice of the order or request and the purpose of disclosure); or (iv) is developed by the receiving party independently of the disclosure by the disclosing party.

         37. EXPLICATION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in or to this Agreement or any of the ancillary agreements includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

         38. NO JOINT VENTURE. The parties agree that nothing herein shall constitute a joint venture between them. The parties acknowledge that call letters, trademarks and other intellectual property shall at all times remain the property of the respective parties and, except as provided in Section 21, that neither party shall obtain any ownership interest in the other party's intellectual property by virtue of this Agreement.

         39. COOPERATION. Each party will cooperate with the other with respect to establishing and attaining the strategic and operational goals of the Station.

         40. DISPUTES; FINAL TERMINATION. In the event Programmer or Licensee in good faith contests any basis for termination exercised pursuant to this Agreement, the termination shall not become effective until the dispute is arbitrated as provided herein. In the event the Licensee terminates the Agreement for any reason other than non-payment of the Monthly Fee, the Agreement shall continue in effect until the dispute is arbitrated, as provided herein, only so long as Programmer continues to make payments as provided by
SECTION 1 of this Agreement. Any dispute concerning termination pursuant to this Agreement shall be resolved by binding arbitration pursuant to the rules of the American Arbitration Association. The prevailing party shall be entitled to reimbursement from the non-prevailing party of all reasonable expenses actually incurred to comply with this arbitration provision. The prevailing party shall mean the party that is successful in obtaining substantially all the relief sought. In the event of a dispute under this Agreement, Programmer shall satisfy its payment obligations under SECTION 2 if payments during the dispute are made by Programmer to a Dispute Escrow Agent who shall act as fiduciary to the Programmer and Licensee. Unless otherwise hereafter provided, the Dispute Escrow Agent shall be GARY STEVENS & CO. Should the Programmer be the party seeking termination of this Agreement, and in the event the Programmer is declared to be the prevailing party, then any payments made by Programmer, under SECTION 2 of this Agreement, during the term the dispute is being arbitrated shall be refunded by Licensee to Programmer by not later than the tenth (10th) day after the decision of the arbitrator(s) is issued.


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         41. CONSTRUCTION OF AGREEMENT. This Agreement is the product of negotiation and preparation by, between and among Programmer and Licensee and their respective attorneys. Accordingly, the parties hereto acknowledge and agree that this Agreement shall not be deemed prepared or drafted by one party or another, and shall be construed accordingly.

         42. FURTHER ASSURANCES. After the Commencement Date, each of the parties, upon the reasonable request of the other, will take such reasonable actions or deliver or execute such further documents, materials, signatures, or information as may be reasonably necessary to assure compliance with, or effectuation of, the terms and conditions to this Agreement and the bona fide good faith intentions of the parties hereto.

         43. SCHEDULES AND EXHIBITS. All schedules, exhibits and riders attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if full set forth herein.

         44. ACCOUNTING PERIODS; ADJUSTMENTS AND PRORATIONS. For the purposes of this Agreement, and except as otherwise provided herein, the allocation of accounts receivable and accounts payable for the time preceding the Commencement Date shall be made effective as of 12:01 AM, Pacific Time, on the Commencement Date; to wit: all accounts payable and accounts receivable for the period prior to the Commencement Date, shall be the responsibility of, and belong to Licensee, and all accounts payable and accounts receivable for the period on or after Commencement Date, through and including the Termination Date, shall be the responsibility of Programmer. All taxes, accrued, rents, deposits, power and utility charges, obligations under agreements, prepaid items and expenses and similar items applicable to the Station shall be allocated among Programmer and Licensee effective as of 12:01 AM on the Commencement Date and the Termination Date. As of 12:01 AM Pacific Time on the Commencement Date, the expenses shall be prorated in accordance with generally accepted accounting principles and shall include, but not be limited to, the following: (i) If Licensee shall not have paid through the Commencement Date, all utility charges such as telephone, electricity and gas, Programmer shall be entitled to a credit therefor based upon the last paid bills for similar charges; (ii) Licensee shall be entitled to a credit for the unearned portion of insurance premiums on policies which Programmer may elect to assume; (iii) Licensee shall prorate with Programmer for accrued personal property, real estate and any other taxes based upon the last ascertainable tax bill; and (iv) Programmer shall be allowed credit as to any prepayment received by Licensee for services to be rendered by Programmer on or after the Commencement Date. Licensee shall be allowed credit for services rendered by it for which payment will be received by Programmer on or after the Commencement Date. The Licensee's accountants and the Programmer's accountants shall attempt in good faith to resolve any disputes to such adjustments. In the event such accountants are unable to resolve any such disputes within thirty
(30) days after the realization by the parties of the existence of a dispute, then such dispute shall be resolved by a third party accounting firm to be selected, within ten (10) days of the realization of the dispute, by the respective accountants for Programmer and Licensee (the fees of such third party accounting firm shall be paid equally by the disputing parties), and any such determination of the third party accounting firm shall be binding and conclusive on the disputing parties.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"LICENSEE"                                  "PROGRAMMER "

CONCORD MEDIA GROUP, INC.                   RADIO 1210, INC.



By:   /s/ Mark Jorgenson                    By:  /s/ Eric H. Halvorson
   ----------------------------------           --------------------------------
Name:   Mark Jorgenson                              Eric H. Halvorson
Title:  President                                   Executive Vice President


                                       21